         CARRIER SERVICE AGREEMENT FOR INTERNATIONAL TERMINATING TRAFFIC


THIS AGREEMENT is made and entered into as of this 17th day of Sept. 1998, by and between QWEST COMMUNICATIONS CORPORATION, (collectively referred to as "Qwest" and or "QCC"), a Delaware corporation (hereinafter referred to as "Customer"), with offices at 4650 Lakehurst Court, Dublin, Ohio 43016 and GLOBAL COMMUNICATIONS, INC. (hereinafter referred to as "Service Provider"), with offices at 1771 F. Flamingo Road, Suite #B-200, Las Vegas, Nevada 89119, Customer and Service Provider being collectively referred to herein as the "Parties."

                                   WITNESSETH:

         WHEREAS, Service Provider owns and operates telecommunications facilities and is in the business of providing dedicated packet switched telecommunications services; and

         WHEREAS, Service Provider is desirous of providing dedicated packet switched telecommunications services to Customer on Service Provider facilities pursuant to certain terms and conditions set forth in this Agreement; and

         WHEREAS, Customer and its Affiliates (as defined in Section 10) are desirous of having Service Provider provide such telecommunications service.

         NOW, THEREFORE, in consideration of the mutual promises and covenants herein contained, the Parties hereby mutually agree as follows:

1. Service to be Provided by Service Provider: Service Provider will provide the following long-distance services: International Outbound, as more particularly described in Exhibit A, (hereinafter collectively, "Service").

Customer shall access Service Provider's network via dedicated T-1 lines ("Access Lines") offered from local exchange carriers or alternate access carriers (collectively, "Local Carriers") and paid for by Customer. If Customer orders an Access Line from a Local Carrier, Customer will pay the Local Carrier directly for the Access Line. If Customer requests Service Provider to order the Access Line and same is permitted by the Local Carrier, Service Provider will order the Access Line on behalf of Customer and will have the Local Carrier bill Customer directly for the Access Line. Service shall be ordered according to the procedures more particularly described in Exhibit B.

2. Term and Termination: The term of this Agreement shall commence on the date this Agreement is made and entered into, terminating one (1) year thereafter ("Initial Term") or unless terminated earlier by Customer upon thirty (30) days written notice to Service Provider. This Agreement shall be automatically renewed in successive one-year periods ("Renewal Term") until terminated by either Party providing the other with thirty (30) days' prior written notice. Both the Initial Term and any Renewal Term shall be collectively referred to herein as the "Term".

                               Qwest Confidential
                                    9/15/98

If Customer fails to make payments of undisputed amounts when due and then does not cure such failure within seven (7) days after receiving written notice thereof from Service Provider, Service Provider may, in addition to any other remedies available to it and without any further written notice to Customer, immediately terminate this Agreement in its entirety and discontinue providing Service.

3. Rates and Taxes: Customer will pay the monthly, non-recurring and usage charges set forth in Exhibit A of this Agreement unless such charges are waived by Service Provider. Each call will be billed in one (1) minute increments. Customer will pay any applicable federal, state, or local taxes, surcharges, or similar fees for the Service, as required by law to be paid by Customer.

Service Provider may, upon thirty (30) days written notice to Customer, increase any of the rates for any of the countries set forth in this Agreement. Customer may, upon written notice to Service Provider, terminate the Agreement and all Service provided thereunder without further liability if Service Provider increases any of the rates set forth in Exhibit A. In the event of such termination, Customer shall pay Service Provider for all undisputed charges incurred up through the date of termination.

4. Payment: Commencing on October 1st, 1998 and continuing for the remaining Term of this Agreement, Customer shall provide the Service Provider in writing with a monthly forecast of its projected traffic volumes, expressed in projected minutes of use ("MOU"), to Mexico for the immediately succeeding calendar month (the "Traffic Forecast"). Both parties agree that the Traffic Forecast is only an estimate, is not conclusive of the minutes to be used by Customer, and should not be relied upon by Service Provider.

Subject to the satisfaction of all terms and conditions hereunder, Customer shall prepay to Service Provider one hundred percent (100%) of the projected Services charges which would be due to Service Provider based on such Traffic Forecasts (the "Advance Payment"). The Advance Payment will be determined by assessing the rate of $.19 (or whatever the current rate is) per MOU times the aggregate number of MOUs in the Traffic Forecast. Such Advance Payment shall be paid to Service Provider on the first business day of each month, or at Customer's sole discretion, the Advanced Payment may be divided up into bi-monthly or weekly payments. The Advanced Payment shall be paid in accordance with the following guidelines: (i) if the Advanced Payment is to be paid on a monthly basis, it shall be paid on the first business day of the month; (ii) if the Advance Payment is to be paid on a bi-monthly basis, it shall be paid on the first business day of the month and on the 15th day of the same month, provided the 15th is a business day and if not, the Advance Payment shall be paid on the following business day; and (iii) if the Advance Payment is to be paid on a weekly basis, it shall be paid on the first Monday of every week, provided that Monday is a business day and if not, the Advance Payment shall be paid on the following business day. On or prior to the first business day of each month, the Customer shall inform Service Provider in writing which Advance Payment option it shall choose (from options (i), (ii), and (iii) above) for that particular month.

For example, on December 1st, 1998, Customer's forecast projects that it will do twenty (20) million MOU of Mexican traffic for the month of December. Customer decides to make the Advance Payment in accordance with option (ii) above and informs Service Provider of this. On December 1st, Customer pays Service Provider $1,900,000 ([20M MOUs x $0.19 (or whatever the current rate to Mexico is at that time)] divided by 2) and on December 15th, Customer pays Service Provider an additional $1,900,000.


                               Qwest Confidential
                                    9/15/98

Within five (5) calendar days after the end of each particular month, Service Provider shall provide Customer, via a reputable overnight courier service, with a monthly invoice covering such month. Within ten (10) calendar days of Customer's actual receipt of such invoice, the Parties shall reconcile the invoice, including the Advance Payment, for the particular invoice month (the "Reconciliation"). If the Advance Payment for such invoice month was less than the actual undisputed invoice amount for such period, Customer shall pay the difference between such amounts (the "Deficiency") within thirty (30) days after the date of receipt of invoice, less disputed amounts. If the Advance Payment was greater than the actual undisputed invoice amount for such period (the "Over Payment"), the Customer shall deduct the amount of the Over Payment from immediately succeeding Advance Payment unless this is the final month remaining in the Term of the Agreement at which time the Service Provider shall pay to the Customer this Over Payment. Upon the expiration or earlier termination of this Agreement, Service Provider shall reimburse all Advance Payments not used to pay for invoice amounts and accrued interest thereon to Customer within fifteen (15) calendar days of the termination or expiration date.

Service Provider acknowledges and agrees that it shall not grant to any third party any security interest, encumbrance or lien in, on or relating to such Advance Payments prior to the legitimate recognition of such undisputed payments as invoice payments following the Reconciliation each month.

During the Term of this Agreement, if Service Provider is also purchasing Services from Customer, Customer shall have the right to offset the Advance Payment for such amounts potentially owing to Customer from Service Provider.

Any disputes that Customer may have concerning an invoice must be brought to Service Provider's attention within ninety (90) days of the date of receipt of Service Provider's invoice and the Parties will cooperate in good faith to resolve any such disputes within a forty-five (45) calendar day period thereafter. If the dispute is not resolved during this period, then either Party may seek arbitration in accordance with Section 12 below.

All payments made by Customer to Service Provider shall be done via a wire transfer sent to the following address:

Account Name: Bear Stearns & Co.
Bank to transfer to: Citibank, New York
Bank Address: New York City, New York
ABA Number: 021-000089
Account Number: 0925-3186
Special instructions: For the benefit of ORIX Global Communications Account #220-82687-1-0

Service Provider acknowledges and agrees that Customer shall be entitled to terminate its obligation to make the Advance Payments immediately and without notice upon: (i) Customer's determination that there is a material change in Service Provider's financial condition during any time that Customer uses the Services (ii) Service Provider fails to meet the Service Standards set forth in Exhibit C and/or (iii) a change of control of Service Provider, as described in
Section 10 below. Termination of the Agreement as a result of one of the above conditions shall be at the sole option of Customer.


                               Qwest Confidential
                                     9/15/98

Service Provider shall bill for all Services rendered within ninety (90) days of the scheduled billing date or shall forfeit the right to collect for such charges. The Customer has the right to refuse payment for such charges billed subsequent to the ninety (90) day period. The Service Provider and/or Customer shall adjust any such charges from the Customer's service charges.

5. Warranties: Service Provider represents and warrants to Customer that it has the right to provide to Customer the Service specified herein, and that it is an entity, duly organized, validly existing and in good standing under the laws of its origin, with all requisite power to enter into and perform its obligations under this Agreement in accordance with its terms.

Service Provider represents and warrants to Customer that all Service rendered by it hereunder shall be designed, produced, installed, furnished and in all respects provided and maintained in conformance and compliance with applicable federal, state and local laws, administrative and regulatory requirements and any other authorities having jurisdiction over the subject matter of this Agreement and it shall be responsible for applying for, obtaining and maintaining all registrations and certifications which may be required by such authorities. Service Provider shall secure and maintain in full force and effect all licenses, permits and authorizations from all governmental agencies to the extent that the same are required or necessary for the performance of its obligations hereunder including without limitation registering or filing this Agreement with the appropriate governmental agency in the event such registration is required by local law.

Service Provider shall provide Service that meets generally accepted industry service standards, including the standards set forth in Exhibit C ("Service Standards"), attached hereto. In the event that Service Provider fails to meet the Service Standards, Customer, may at its sole discretion, terminate the Agreement immediately without further liability.

6. Maintenance/Repair: Service Provider shall provide maintenance and repair on Services as set forth in Exhibit C and make available to Customer an escalation procedure as described in Exhibit D, attached hereto.

7. Indemnification/Limitation of Liability: The Service Provider shall defend, indemnify and hold Customer harmless from and against all claims, demands, actions, causes of action, judgments, costs and reasonable attorneys' fees and expenses of any kind arising from or related to any use of the Service or otherwise arising under this Agreement. In no event shall either Party be liable for any loss of profits, or for any indirect incidental, special, exemplary or consequential damages.

8. Governing Law: This Agreement for Service is made pursuant to and shall be construed and enforced in accordance with the laws in force in the State of New York.

9. Confidentiality: Should confidential or proprietary information of either Customer or Service Provider be disclosed to the other Party in the performance of this Agreement, the Party receiving such confidential or proprietary information (hereinafter "Recipient") hereby agrees to receive such information in confidence, and take such precautions as may be necessary to protect same from disclosure to others, during the Initial Term of this Agreement and for three (3) years following termination of this Agreement. Precautions taken shall be at least equivalent to Recipient's precautions with respect to its own confidential and proprietary information, but in no event less than a best efforts standard of care. ("Confidential Information" shall mean the


                               Qwest Confidential
                                     9/15/98
proprietary and confidential data or information of a Party which is of tangible or intangible value to that Party and is not public information or is not generally known or available to that Party's competitors but is known only to that Party and those of its employees, independent contractors, consultants, customers or agents to whom it must be confided in order to apply it to the uses intended, including, without limitation, information regarding that Party's customers or prospective customers, marketing methods and business plans gained by the other Party). Confidential Information shall not include information which (i) at the time of disclosure to Recipient is in the public domain through no acts or omission of Recipient; (ii) as shown by written records, is already known by Recipient; (iii) is revealed to Recipient by a third party who does not thereby breach any obligation of confidentiality and who discloses such information in good faith; or (iv) is disclosed pursuant to a legal order to disclose same to any governmental entity or pursuant to judicial or quasi judicial action (so long as Recipient gives disclosing Party prompt written notice sufficient to allow disclosing Party to seek a protective order or other appropriate remedy). Recipient agrees to disclose only such confidential information as is legally required and will use its best efforts to obtain confidential treatment for any confidential or proprietary information so disclosed.

101. Assignability: Neither Party may assign this Agreement or any of its rights hereunder without the prior written consent of the other Party, which the other Party may grant or withhold in its sole discretion. Notwithstanding the foregoing, the Parties may assign this Agreement or any of their rights and benefits hereunder without the consent of the other Party to any Affiliate ("Affiliate" defined as, "any entity that directly controls, is controlled by or is under common control with that party") of such Party, to the surviving entity into which such Party may merge or consolidate, or to any entity to which the Party transfers all, or substantially all, of its business and assets, provided that the assignor shall remain liable for all of its obligations hereunder and such assignee shall in writing assume all obligations of the assignor hereunder arising after the effective date of such assignment. Any prohibited assignment or delegation shall be null and void. If during the Term of this Agreement, an entity acquires a controlling interest in or substantially all of the assets of Qwest, the acquiring entity or successor shall have the right to terminate this Agreement without further liability, financial or otherwise.

11. Notices: Notices under this Agreement shall be in writing and delivered by certified mail, return receipt requested, overnight courier, or by facsimile (followed up by a telephone call to confirm receipt of facsimile) to the persons whose names and business addresses appear below and such notice shall be effective on the date of receipt or refusal thereof by the receiving Party.

       If to Customer:          Qwest Communications Corporation
                                Attn: Contract Manager/Legal Dept.
                                4650 Lakehurst Court
                                Dublin, Ohio 43016
                                Voice: (614) 798-6426
                                Facsimile: (614) 798-6498

       If to Service Provider:  ORIX Global Communications, Inc.
                                1771 E. Flamingo Road, Suite #B-200
                                Las Vegas, NV 89119
                                Voice: (702) 792-2500
                                Facsimile: (702) 792-3313


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                                     9/15/98
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


12. Arbitration: Any dispute arising between Service Provider and Customer in connection with this Agreement, which is not settled to the mutual satisfaction of Customer and Service Provider within forty-five (45) days (or such longer period as may be mutually agreed upon) from the date that either Party informs the other in writing that such dispute or disagreement exists, shall be settled by arbitration conducted in Washington, DC in accordance with the Commercial Arbitration Rules of the American Arbitration Association then in effect on the date that such notice is given. The decision of the arbitrator shall be final and binding upon the Parties, except for instances where misapplication of the law has occurred, and judgment may be obtained thereon by either Party in a court of competent jurisdiction. Each Party shall bear the cost of preparing and presenting its case. The cost of arbitration, including the fees and expenses of the arbitrator, will be shared equally by the Parties unless the award otherwise provides.

13. Miscellaneous:

Service Provider shall have an account representative meet with Customer on a quarterly basis to discuss recommendations for improvements and/or cost reductions to Services. Further, the account representative shall advise Customer as to any new technology that has become commercially available from Service Provider and which shall assist Customer in improving the quality of Services and/or reduce its costs.

This Agreement does not constitute either Party as the agent or legal representative of the other Party and does not create a partnership or joint venture between Customer and Service Provider. Neither Party shall have any authority to enter into an agreement for or bind the other Party in any manner whatsoever. This Agreement confers no rights of any kind upon any third party.

The failure of either Party to give notice of default or to enforce or insist upon compliance with any of the terms or conditions of this Agreement shall not be considered the waiver of any other term or condition of this Agreement.

No subsequent agreement among the Parties concerning the Service shall be effective or binding unless it is made in writing by authorized representatives of the Parties.

This Agreement sets forth the entire understanding of the Parties and supersedes any and all prior agreements, arrangements or understandings relating to the subject matter hereof. In the event of a conflict between this Agreement and any of its Exhibits, the terms and conditions of this Agreement shall take precedence.

If any part of any provision of this Agreement or any other agreement, document or writing given pursuant to or in connection with this Agreement shall be invalid or unenforceable under applicable law, said part shall be ineffective to the extent of such invalidity only, without in any way affecting the remaining parts of said provision or the remaining provisions of this Agreement.

This Agreement is non-exclusive. Nothing in this Agreement shall prevent Customer or Service Provider from entering into similar arrangements with, or otherwise providing services to, any other person or entity.


                               Qwest Confidential
                                     9/15/98

Neither Party shall issue a news release, public announcement, advertisement, or other form of publicity concerning the existence of this Agreement or the supplies or services to be provided hereunder without obtaining the prior written approval of the other Party.

If Service Provider is also purchasing services from Customer, Service Provider warrants that it will not route any calls to Customer for the same countries to which Customer is purchasing service from Service Provider.

Service Provider shall warrant, without limitation as to any time period, that the Service, products, etc. will not incur any errors as a result of the century date change in the year 2000.

















                               Qwest Confidential
                                     9/15/98

This Agreement constitutes the entire understanding of the Parties with respect to the subject matter hereof, and it supersedes all prior or contemporaneous oral or written agreements, understandings and representations with repeat thereto.


Qwest Communications Corporation           ORIX Global Communications, Inc.

Signature: /s/ DEAN E. THRUSH              Signature: /s/ KERRY ROGERS
           ------------------------                   --------------------------
Printed Name: Dean E. Thrush               Printed Name: Kerry Rogers
              ---------------------                      -----------------------
Title: Director IFCO                       Title: Chief Operating Officer
       ----------------------------               ------------------------------
Date: September 25, 1998                   Date: 9/17/98
      -----------------------------              -------------------------------












                               Qwest Confidential
                                     9/15/98
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


                                    EXHIBIT A


                     RATES PER COUNTRY AND ANCILLARY CHARGES

Country:        Mexico                     $0.19 per minute

The meet-points (FOB) between the Parties are at the following locations:

- 8500 South 110th Street, Overland Park, Kansas 66210
- Las Vegas, Nevada (Address is still being determined)

Service Provider is to use the Central Time Zone for billing purposes.









                               Qwest Confidential
                                     9/15/98
                                        9

                                    EXHIBIT B


                               ORDERING PROCEDURES

                          (Service Provider to provide)










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


                                    EXHIBIT C


                                SERVICE STANDARDS

Service Provider's Responsibilities:

- Service Provider shall not transmit via satellite facilities regarding the Services it is providing to Customer.

- Service Provider shall provide Service over its network at a monthly availability rate of 99.99% free of errored seconds over a one month calendar period.

- Service Provider shall be able to process data at a rate of 9,600bps and below.

- There shall be no degradation of Service based on compression for high speed data.

- The Service Provider shall be able to process a fax of any length without disconnecting the call before completion.

-    The blocking rate for Service shall not exceed P.01 (1 in 100 calls).

- Service Provider shall provide SS7 interconnection upon turn-up of Service or within thirty (30) days of SS7 availability with the Service Provider.

- International Post Dial Delay ("IPDD") shall not be longer than what Qwest has determined to be acceptable for any given country. (On average, IPDD shall not exceed twenty (20) seconds or more).

- Service Provider's voice quality shall be of the highest quality containing no echo, static, cross talk, or any other voice anomaly that would cause distortion during the duration of a telephone call.

-    Service Provider shall respond back to the Customer technician within one
     (1) hour after Customer has reported a "Service Problem" (as defined herein) to the Service Provider's Network Control Center ("NCC"). ("Service Problem" is included but not limited to Service degradation, non-completion of calls due to network busy conditions or other reasons, service interruptions, etc.) The Service Provider's response shall include its plan on how it shall correct the Service problem(s). Subsequently, Service Provider's resolution of the Service problem shall not exceed two (2) hours upon notification by Customer of the Service problem(s). If Service Provider determines that the Service problem cannot be resolved within such two (2) hour period, Service Provider shall provide a temporary reroute to restore Service to Customer, at no additional cost to Customer. In addition, Customer shall have the option to terminate the Service to any affected country or terminate the entire Agreement immediately without any liability to Customer. In the event of such termination, Customer shall pay Service Provider for all undisputed charges incurred up through the date the Service is terminated.


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                                     9/15/98
                                       11

- In the event that three (3) or more separate trouble tickets are placed to Service Provider by Customer for any given country within a thirty (30) day period, the Customer shall have the option to terminate the Service to the affected country or terminate the Agreement immediately without further liability. In the event of such termination, Customer shall pay Service Provider for all undisputed charges incurred up through the date the Service is terminated. Service Provider shall provide Customer with seven
     (7) days a week, twenty-four (24) hours a day coverage in its NCC.

- Service Provider shall provide Customer with monthly written performance reports that shall reflect Service Providers' performance (i.e., network availability for Customer in a given month).










                               Qwest Confidential
                                     9/15/98
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


                                    EXHIBIT D


 ESCALATION PROCEDURES AND CONTACT NAMES AND PHONE NUMBERS FOR TROUBLE TICKETS



Overland Park, Kansas Switch 913-327-5514
John Logan        Pager 1-800-443-7243 pin 064851    Home 913-422-8650
John Hasty        Pager 1-888-520-8505 option 1 or 3
Jack Higgins 702-378-5403   Home KC 913-498-0245        LV 702-792-2650
Kerry Rogers 702-277-7300
Jeff Beagle       Pager 1-888-520-8507


Information for the Las Vegas, Nevada Escalations is to be determined in the future.

                               Quest Confidential
                                    9/15/98

                     AMENDMENT TO CARRIER SERVICE AGREEMENT

         This Amendment ("amendment") is made to the Carrier Service Agreement ("Carrier Service Agreement") of September 17, 1998, and is executed this 25th day of September, 1998, by and between:

         Qwest Communications Corporation, a Delaware Corporation, whose office is located at 4650 Lakehurst Court, Dublin, Ohio 43016, U.S.A., hereinafter referred to as "Qwest", and;

         ORIX Global Communications, Inc., formed under the laws of Nevada, whose office is located at 1771 E. Flamingo Road, Suite #200-B, Las Vegas, Nevada 89119, U.S.A., hereinafter referred to as "ORIX",

         NOW, THEREFORE, in consideration of the mutual covenants contained herein, and for other good and valuable consideration, receipt of which is hereby acknowledged and accepted, the parties agree:

         1. The current rate schedule of $.19 shall be changed to $.18 per minute.

         2. This will be effective as of midnight, Las Vegas time, 25th of September 1998.

         3. All payments made by Customer to Service Provider shall be done via a wire transfer sent to following:
              Beneficiary; Orix Global Communications, Inc.
              Bank: Silver State Bank
              691 N. Valle Verde Drive
              Henderson, NV 89014


Qwest Communications Corporation.


/s/ [ILLEGIBLE], Director
-------------------------------------------
Acting herein for and on behalf of Qwest has hereto set his hand, who has full powers of attorney.


ORIX Global Communications, Inc.


/s/ [ILLEGIBLE], COO
-------------------------------------------
Acting herein for and on behalf of ORIX has hereto set his hand, who has full power of attorney.

                     AMENDMENT TO CARRIER SERVICE AGREEMENT

         This Amendment ("amendment") is made to the Carrier Service Agreement ("Carrier Service Agreement") signed September 28, 1998, and is executed this 29th day of October, 1998, by and between:

         Qwest Communications Corporation, a Delaware Corporation, whose office is located at 4650 Lakehurst Court, Dublin, Ohio 43016, U.S.A., hereinafter referred to as "Qwest", and;

         ORIX Global Communications, Inc., formed under the laws of Nevada, whose office is located at 1771 E. Flamingo Road, Suite #200-B, Las Vegas, Nevada 89119, U.S.A., hereinafter referred to as "ORIX",

         NOW, THEREFORE, in consideration of the mutual covenants contained herein, and for other good and valuable consideration, receipt of which is hereby acknowledged and accepted, the parties agree:

         1. The current rate schedule for Mexico of $.18 shall remain the same.

         2.   Mexico City traffic will be at the rate of $.15 1/2 per minute.

         3. This will be effective as of midnight, Las Vegas time, 30th of October 1998.

         4. The NPA codes for Mexico City will be forwarded via email, receipt of which is hereby acknowledged.

         5. All payments made by Customer to Service Provider shall be done via a wire transfer sent to following:
              Beneficiary; Orix Global Communications, Inc.
              Bank:   Silver State Bank
              691 N. Valle Verde Drive
              Henderson, NV 89014


Qwest Communications Corporation.


/s/ [ILLEGIBLE], Director
-------------------------------------------
Acting herein for and on behalf of Qwest has hereto set his hand, who has full powers of attorney.

ORIX Global Communications, Inc.


/s/ [ILLEGIBLE], COO
-------------------------------------------
Actin herein for and on behalf of ORIX has hereto set his hand, who has full power of attorney.